Exhibit 99.2

UNAUDITED INTERIM FINANCIAL STATEMENTS

Vativ Technologies, Inc.

Nine months ended March 31, 2008 and March 31, 2007

Vativ Technologies, Inc.

Unaudited Condensed Financial Statements

Nine Months Ended March 31, 2008

Contents

Financial Statements

Unaudited Condensed Balance Sheet as of March 31, 2008	1
Unaudited Condensed Statements of Operations for the nine months ended March 31, 2008 and 2007	2
Unaudited Condensed Statements of Cash Flows for the nine months ended March 31, 2008 and 2007	3
Notes to Unaudited Condensed Financial Statements	4

Vativ Technologies, Inc.

Unaudited Condensed Balance Sheet

As of March 31, 2008
Assets
Current assets:
Cash and cash equivalents	$983,045
Short-term investments	1,000,000
Accounts receivable	42,425
Inventories	14,180
Prepaid expenses and other	81,382

Total current assets	2,121,032
Property and equipment, net	274,700
Other assets	20,012

Total assets	$2,415,744

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable and accrued liabilities	$357,056
Payroll and other related liabilities	149,162
Deferred rent	22,246
Loan payable	500,000

Total current liabilities	1,028,464
Commitments and contingencies
Redeemable convertible preferred stock	37,370,878
Stockholders’ deficit:
Common stock	1,718
Additional paid-in capital	110,390
Accumulated deficit	(36,095,706)

Total stockholders’ deficit	(35,983,598)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$2,415,744

See accompanying notes.

Vativ Technologies, Inc.

Unaudited Condensed Statements of Operations

	Nine months ended March 31,
	2008	2007
Product revenues	$410,600	$250,245
Operating expenses:
Cost of product revenues	107,300	49,817
Engineering and development	3,624,152	4,169,574
Marketing and sales	527,419	580,218
General and administrative	1,136,928	717,309

Total operating expenses	5,395,799	5,516,918

Loss from operations	(4,985,199)	(5,266,673)
Other income, net	—	3,500
Interest income, net	148,378	173,493
Interest (expense)	(6,708)	(33,200)
Gain (loss) on fair value of preferred stock warrant liability	40,424	(2,890)

Other income, net	182,094	140,903

Net loss before cumulative effect of change in accounting principle	(4,803,105)	(5,125,770)
Tax expense	(800)	(800)
Cumulative effect of change in accounting principle	—	101,333

Net loss	$(4,803,905)	$(5,025,237)

See accompanying notes.

Vativ Technologies, Inc.

Unaudited Condensed Statements of Cash Flows

	Nine months ended March 31,
	2008	2007
Operating activities
Net loss	$(4,803,905)	$(5,025,237)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	638,784	832,498
Stock-based compensation to employees and consultants	2,513	1,434
Revaluation of preferred stock warrant liability	(40,424)	(98,443)
Non-cash loss on disposal of property and equipment	—	45,000
Changes in operating assets and liabilities:
Accounts receivable	(39,925)	100,270
Inventories	70,473	(89,399)
Prepaid and other current assets	(15,965)	14,494
Accounts payable and accrued liabilities	(256)	156,094
Payroll and other related liabilities	(69,785)	20,958
Deferred rent	1,405	6,821

Net cash used in operating activities	(4,257,085)	(4,035,510)
Investing activities
Net sales (purchases) of marketable securities	3,300,000	(5,011,701)
Purchases of property and equipment	(54,968)	(601,640)

Net cash provided by (used in) investing activities	3,245,032	(5,613,341)
Financing activities
Payments on obligations under software licenses and capital leases	(479,260)	(382,724)
Proceeds from loan	500,000	—
Proceeds from issuance of preferred stock, net of issuance costs	—	9,758,892
Proceeds from exercise of stock options	7,234	31,651

Net cash provided by financing activities	27,974	9,407,819
Net change in cash and cash equivalents	(984,079)	(241,032)
Cash and cash equivalents at beginning of period	1,967,124	344,476

Cash and cash equivalents at end of period	$983,045	$103,444

Supplemental cash flow information:
Cash paid for interest	$6,708	$33,200

Cash paid for taxes	$800	$800

See accompanying notes.

Vativ Technologies, Inc.

Notes to Unaudited Condensed Financial Statements

Nine months ended March 31, 2008

1. Business and Basis of Presentation

Business

Vativ Technologies, Inc. (formerly, Myrica Networks, Inc., and previously, Warp Networks, Inc.) is a fabless semiconductor company based in San Diego, California. Vativ Technologies, Inc. (the “Company”) is focused on providing innovative high-bandwidth, advanced digital signal processing solutions for digital television and 10 gigabit Ethernet markets. The Company’s architecture is designed to enable higher data rate and lower system cost while providing greater robustness and higher performance margins required for the use of low-cost media interconnects.

Basis of Presentation

The accompanying interim unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. They do not include all of the information and footnotes required by GAAP for complete financial statements. These financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto as of and for the year ended June 30, 2007.

The interim condensed financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s financial position, results of operations and cash flows as of and for the periods indicated. The interim results are not necessarily indicative of the results to be expected for future quarters or the full year.

On April 3, 2008, pursuant to an Asset Purchase Agreement between the Company and Entropic Communications, Inc. (“Entropic”), Entropic acquired substantially all of the Company’s assets (the “Transaction”), including the Company’s intellectual property rights, existing product lines, inventory and equipment. Entropic paid approximately $5.9 million in cash at closing, $850,000 of which was contributed to and remains subject to an escrow fund which will be available to satisfy potential indemnity claims.

The acquired assets did not include the Company’s cash, cash equivalents, investments or a portion of Vativ’s accounts receivable. Entropic assumed certain liabilities including current accounts payable and accrued vacation liabilities.

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed financial statements and accompanying notes. Among the significant estimates affecting the condensed financial statements are those related to inventory reserves, valuation of auction rate securities, valuation of stock-based compensation, and the valuation of the preferred stock warrant liability. On an on-going basis, management reviews its estimates based upon currently available information. Actual results could differ materially from those estimates.

Revenue Recognition

In accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin 104, Revenue Recognition, the Company recognizes product revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable, and (iv) collection of the resulting receivable is reasonably assured. In addition, the Company does not recognize revenue until all customer acceptance requirements have been met, when applicable. These criteria are typically met at the time of product shipment.

Inventories

The Company accounts for its product costs using standard costs, which approximates the first-in, first-out basis. Standard costs are determined based on the Company’s estimate of material costs, manufacturing yields, costs to assemble, test and package the products, and allocable indirect costs. Standard costs are evaluated at least annually. Inventories are stated at the lower of cost (first-in, first-out) or market. Lower of cost or market adjustments reduce the carrying value of the related inventory and take into consideration excess inventory levels and obsolete inventory. These adjustments are done on a part-by-part basis. Once established, these adjustments are considered permanent and are not reversed until the related inventory is sold or disposed.

Stock-Based Compensation

Effective July 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), including the provisions of SAB No. 107, Share-Based Payment. Under SFAS 123R, stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite service period. The Company adopted the provisions of SFAS 123R using the prospective transition method. Accordingly, prior periods have not been revised for comparative purposes.

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

Stock-based compensation expense recognized in the Company’s statement of operations for the nine months ended March 31, 2008 and 2007 included compensation expense for stock-based payment awards granted subsequent to July 1, 2006, based on the grant date fair value estimated in accordance with SFAS 123R. For stock awards granted during the nine months ended March 31, 2008 and 2007, expenses are amortized under the straight-line method. Stock-based compensation expense recognized in the statement of operations for the nine months ended March 31, 2008 and 2007 is based on awards ultimately expected to vest and has been reduced for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Cumulative Effect of Change in Accounting Principle

Effective July 1, 2006, the Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) Staff Position (“FSP”) No. 150-5, Issuer’s Accounting Under Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable, an interpretation of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (“FSP 150-5”). Pursuant to FSP 150-5, freestanding warrants for shares that are either puttable or warrants for shares that are redeemable are classified as liabilities on the balance sheet at fair value. At the end of each reporting period, changes in fair value during the period are recorded as a component of other income, net.

Upon adoption of FSP 150-5, the Company reclassified the fair value of its then outstanding warrants to purchase shares of its Series A redeemable convertible preferred stock (“Series A Stock”) from equity to a liability and recorded a cumulative effect of change in accounting principle for the difference. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise of the warrants to purchase shares of its redeemable convertible preferred stock or the completion of a liquidation event, including the completion of an initial public offering, at which time the liability will be reclassified to stockholders’ deficit.

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

New Accounting Standards

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Company recognize in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 is effective for fiscal years beginning after December 15, 2007. The Company is currently evaluating the effect, if any, the adoption of FIN 48 will have on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value under accounting principles generally accepted in the United States and expands disclosures about fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating what impact, if any, it will have on its results of operations and financial position.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which permits entities to choose to measure eligible financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings at each subsequent reporting date. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating what impact, if any, it will have on its results of operations and financial position.

3. Concentration of Risk and Major Customers

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk that arise from financial instruments exist for groups of customers or counter parties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

Cash and Cash Equivalents

Financial instruments that subject the Company to credit risk are cash balances maintained in excess of federal depository insurance limits. As of March 31, 2008, the Company had balances of $883,045 which were not guaranteed by the Federal Deposit Insurance Corporation. To date, the Company has not experienced any losses in such accounts and believes the exposure is minimal.

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

Concentration of Supplier Risk

As of March 31, 2008, a portion of the manufacturing process for the Company’s products was sole sourced to one vendor. If this vendor became unable or was unwilling to manufacture products in a timely manner and the Company was unable to find alternative vendors, the Company’s business, operating results and financial condition would be materially adversely affected.

Major Customers and Accounts Receivable

A relatively small number of customers account for a significant percentage of the Company’s sales. The percentage of revenues and accounts receivable derived from significant customers is as follows:

	Revenues		Accounts Receivable
	Nine months ended March 31,		As of March 31,
	2008	2007	2008
Customer A	95%	92%	91%

4. Marketable securities

The Company holds marketable securities that consist of available-for-sale auction rate preferred securities (“ARS”) which are carried at fair value.

Auction rate securities are collateralized long-term debt instruments that provide liquidity through a Dutch auction process that resets the applicable interest rate at pre-determined intervals, typically every 35 days. Since February 2008, a disruption in credit markets has caused the auction mechanism to fail to set market-clearing rates and provide liquidity. As of March 31, 2008, the Company’s ARS are AAA rated and are collateralized by a portfolio of debt and equity investments equal to three times their value.

Subsequent to March 31, 2008, $950,000 of ARS investments were redeemed by the issuers resulting in $50,000 of remaining ARS investments held by the Company. The Company does not believe the remaining ARS investment of $50,000 is impaired.

The following table summarizes cost and fair value of the marketable securities as of March 31, 2008:

	As of March 31, 2008
	Cost	Fair Value
Type of issue:
Auction Rate Preferred Securities	$1,000,000	$1,000,000

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

5. Property and Equipment

Property and equipment is summarized as follows:

As of March 31, 2008
Computer equipment	$384,479
Design software	1,236,652
Laboratory and testing equipment	641,033
Office equipment and furniture	77,838
Software	406,349
Leasehold improvements	27,841

2,774,192
Less accumulated depreciation and amortization	(2,499,492)

$274,700

Depreciation and amortization expense for the nine months ended March 31, 2008 and 2007 was $638,784 and $832,498, respectively.

6. Loan Payable

In March 2008, the Company entered into an Express Credit Loan Agreement (“Express Loan”) with the bank that holds its investments. Under the terms of the Express Loan the Company may draw up to 50% of the balance of its ARS investments held with the bank. The Express Loan bears interest at the Federal funds rate plus 50 basis points, 3.75% as of March 31, 2008. The Company is not required to make monthly principle payments under the loan and the Company may repay the loan at anytime without penalty. As of March 31, 2008, the Company had $500,000 outstanding under the Express Loan.

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

7. Stockholders’ Deficit

Common Stock

Shares Issued

Through March 31, 2008, the Company had issued 1,719,145 shares of common stock of which 1,575,000 were a result of issuing restricted stock, which vested ratably over four years, to the Company’s founders, and 144,145 upon the exercise of employee stock options.

Shares Reserved for Future Issuance

As of March 31, 2008, the following shares of common stock are reserved for future issuance:

Conversion of redeemable convertible preferred stock	9,772,210
Authorized for grants under stock option plans	338,171
Exercise of stock options issued and outstanding	1,067,684
Exercise of preferred stock warrants outstanding	35,620

11,213,685

8. Employee Equity Incentive Programs

Stock-Based Compensation Expense

The Company allocated stock-based compensation expense as follows:

	Nine months ended march 31,
	2008	2007
Research and development	$1,178	$1,071
Marketing and sales	543	31
General and administrative	792	332

Total	$2,513	$1,434

9. Preferred Stock Warrant Liability

The Company remeasures the fair value of the preferred stock warrant liability and any gains or losses are recognized as gain (loss) on fair value of preferred stock warrant liabilities. The Company will continue to adjust the liabilities for changes in fair value until the earlier of the exercise of the warrant to purchase shares of its redeemable convertible preferred stock or the completion of a liquidation event, including the completion of an initial public offering, at which time the liabilities will be reclassified to stockholders’ deficit.

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

During the nine months ended March 31, 2008 and 2007, the Company recorded a gain of $40,242 and a loss of approximately $2,890, respectively, to account for the change in the fair value of the outstanding warrant as during the period.

The fair value of the warrant as of March 31, 2008 was $0. The fair value of the warrant was determined using the Black-Scholes pricing model based on the following assumptions:

As of March 31, 2008
Remaining contractual term (in years)	3.59
Volatility	45%
Expected dividend yield	0%
Weighted-average risk-free interest rate	3.70%

The Company considered the Transaction described in Note 1 which occurred on April 3, 2008 in determining that the fair value of the outstanding warrant had decreased to $0 as of March 31, 2008

10. Commitments and Contingencies

Operating Leases

The Company is committed under various noncancelable operating leases that extend through August 2010. Future minimum rental commitments as of March 31, 2008 are as follows:

Three months ended June 30, 2008	$63,020
Year ended June 30, 2009	228,300
Year ended June 30, 2010	229,240
Year ended June 30, 2011	38,423

Total minimum lease payments	$558,983

11. Subsequent Events

As described in Note 1, pursuant to the Asset Purchase Agreement dated April 3, 2008, between the Company and Entropic, Entropic acquired substantially all of the Company’s assets. In connection with the sale, the Company incurred transaction costs in the amount of approximately $622,000 and $2,612,680 related to an employee stay bonus plan. These amounts were payable only in the event that an acquisiton was consummated. The Company paid these amounts out of the proceeds of the asset sale in early April 2008.

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

In April 2008, the Company elected to terminate its defined contribution 401(k) plan as a result of the transfer or termination of its employees in connection with the Transaction described in Note 1.

In May 2008, the Company repaid its full principal balance of $500,000 plus accrued interest on its Express Loan.